                                                                    Exhibit 3.5




               This Limited Liability Company Agreement of WELLS FARGO STUDENT LOANS RECEIVABLES IV, LLC (the "Company") is made as of November 6, 2001, by WELLS FARGO & COMPANY as the sole member ("Member").

               NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                 DEFINED TERMS

               Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

               "Additional Member" has the meaning set forth in Section 12.1 hereof.

               "Additional Units" has the meaning set forth in Section 12.1 hereof.

               "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

               "Agreement" means this Limited Liability Company Agreement of the Company as amended, modified, supplemented or restated from time to time.

               "Assignee" means any Person who is an assignee of a Member's limited liability company interest in the Company, or part thereof, and who does not become a Member pursuant to Section 13.1 hereof.

               "Bankruptcy" means, with respect to any Person, if such Person
(i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

               "Basic Documents" means this Agreement and all documents and certificates contemplated by or delivered in connection with this Agreement, the formation of a Securitization Trust or the issuance of Securities.

               "Board" means the Board of Directors of the Company.

               "Capital Account" means, with respect to any Unit Holder, the account maintained for such Unit Holder in accordance with the provisions of
Section 4.4 hereof.

               "Capital Contribution" means, with respect to any Unit Holder, the aggregate amount of money and the initial fair market value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to the Units held by such Unit Holder. In the case of a Unit Holder who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement, the "Capital Contribution" of such Unit Holder shall be determined in accordance with Section 4.4(b) hereof.

               "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific Section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

               "Company" means WELLS FARGO STUDENT LOANS RECEIVABLES IV, LLC, the limited liability company hereby established under and pursuant to the Delaware Act and this Agreement.

               "Covered Person" means a Member, a Director, an Officer, a Manager, any Affiliate of a Member, a Director, an Officer or a Manager, any Officers, Directors, Member, partners, employees, representatives or agents of a Member, a Director, an Officer or a Manager or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

               "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., as amended from time to time.

               "Director" means a Director of the Company.

               "Eligible Lender Trustee" means a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.

               "Federal Student Loans" means student loans which are guaranteed as to principal and interest by a guaranty agency pursuant to a guaranty agreement, under pertinent provisions of the Higher Education Act.

               "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31 of the year of formation,
(ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause
(ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to
Article VIII hereof.

               "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations of the United States Department of Education or the applicable guaranty agency.

               "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director of the Company), (ii) a customer or supplier of the Company or any of its Affiliates or (iii) any member of the immediate family of a person described in (i) or (ii).

               An individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Company if such individual is at the time of initial appointment, or at any time while serving as an Independent Director of the Company, an Independent Director of a Special Purpose Entity that is an Affiliate of the Company or a Member. For purposes of this paragraph only, a "Special Purpose Entity" is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve its separateness that are substantially similar to those of the Company, and provide, inter alia, that it is (a) organized for a limited purpose; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf (and/or on behalf of certain Affiliates) without the consent of the Independent Director(s); and (d) shall conduct itself (and/or cause certain Affiliates to conduct themselves) in accordance with certain "separateness covenants," including, but not limited to, the maintenance of books, records, bank accounts and assets separate from those of any other Person.

               "Liquidating Trustee" has the meaning set forth in Section 14.3 hereof.

               "Majority Vote" means the approval of, or the affirmative vote by, Members holding a majority of the Units held by Members.

               "Manager" means a Person designated by a Member as a manager of the Company within the meaning of the Delaware Act and shall include Officers of the Company.

               "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of Bankruptcy proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to Bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

               "Member" means any Person named as a member in the recitals to this Agreement or who executes this Agreement as a member and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, and "Members" means two (2) or more of such Persons when acting in their capacities as members of the Company. "Members" shall also include the sole Member of the Company at any time there is only one Member. For purposes of the Delaware Act, the Members shall constitute one
(1) class or group of members.

               "Net Cash Flow" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness), and less any amounts determined by the Board to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Cash Flow shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

               "Obligations" shall mean the Securities issued by any Securitization Trust for which the Company acts as depositor, settlor or grantor and any indebtedness, liabilities and obligations of the Company under or in connection with this Agreement, the other Basic Documents or any related document, in each case in effect as of any date of determination.

               "Officer" means an Officer of the Company.

               "Permitted Temporary Investments" means those investments authorized by the Board from time to time for temporary investments of Company funds.

               "Person" includes any individual, association, corporation, partnership (general or limited), joint venture, trust, estate, limited liability company or partnership, or other legal entity or organization.

               "President" means the President of the Company.

               "Private Student Loans" means student loans which are made outside the Higher Education Act that may or may not be privately guaranteed or insured.

               "Profits" and "Losses" means, for each Fiscal Year, the net profits or net losses, as the case may be, of the Company for such Fiscal Year, determined on the accrual method of accounting in accordance with generally accepted accounting principles.

               "Rating Agency" means each nationally recognized rating agency that has rated any Securities that have been issued and are outstanding pursuant to any pooling and servicing agreement, indenture, trust agreement or other similar agreement entered into by the Company or any of its Affiliates.

               "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Securities.

               "Securities" has the meaning set forth in Section 3.1(b).

               "Securitization Trust" has the meaning set forth in Section
3.1(b).

               "Student Loans" means Federal Student Loans and/or Private Student Loans.

               "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 13.1 hereof, and who is named as a Member on Schedule A to this Agreement.

               "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "Unit" means a limited liability company interest in the Company representing such fractional part of the limited liability company interest of all Unit Holders pursuant to this Agreement as is equal to the quotient of one (1) divided by the total number of Units.

               "Unit Holder" means any Person who holds one (1) or more Units, regardless of whether such Person is a Member and regardless of whether such Units were initially acquired by such Person from the Company or by assignment from another Unit Holder.

               Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                  ARTICLE II

                                  THE COMPANY

               Section 2.1 Formation.

                         (i) The Member, by execution of this Agreement and
               the filing of the Certificate hereby enters into and forms the Company as a limited liability company under and pursuant to the Delaware Act. The Member agrees that the rights, powers, duties and liabilities of the Member, Directors and Officers shall be as provided in the Delaware Act, except as otherwise provided in this Agreement.

                         (ii) The name and mailing address of each Member or
               Unit Holder shall be listed on Schedule A attached hereto. The Company shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                         (iii) Mary E. Schaffner, as an authorized person
               within the meaning of the Delaware Act, shall execute, deliver and file the Certificate and shall thereafter resign and have no further authority to act for the Company.

               Section 2.2 Name. The name of the Company formed and continued hereby is WELLS FARGO STUDENT LOANS RECEIVABLES IV, LLC.

               Section 2.3 Term. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue for 100 years unless dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

               Section 2.4 Registered Agent and Office. The Company's registered agent and office in Delaware shall be the Corporation Service Company, 2711 Centerville Road, Suite 400 Wilmington, Delaware 19808. At any time, an Officer may designate another registered agent and/or registered office.

               Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at [Sixth and Marquette, Minneapolis, Minnesota 55479].

               Section 2.6 Qualification in Other Jurisdictions. Any Officer shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and to file under another name in other jurisdictions if required in order to conduct business there. Any Officer, as an authorized person, within the meaning of the Delaware Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


                                  ARTICLE III

                       PURPOSE AND POWERS OF THE COMPANY

               Section 3.1 Purpose. The purpose of the Company is to engage in any of the following activities:

                    (a) to acquire, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, Student Loans directly or through one or more trustees;

                    (b) to act as depositor, settlor or grantor of one or more trusts or special purpose entities (each, a "Securitization Trust") formed pursuant to a trust agreement or other agreement for the purpose of issuing one or more series or classes of certificates, bonds, notes or other evidences of interest or indebtedness (collectively, "Securities") secured by or representing beneficial interests in Student Loans;

                    (c) to acquire Securities or other property of a
               Securitization Trust or any interest in any of the foregoing;

                    (d) to issue, authorize, sell and deliver Securities or
               other instruments secured or collateralized by the Securities;

                    (e) to engage servicers (or other agents) to service
               Student Loans pursuant to related servicing arrangements and to engage trustees to hold legal title to Student Loans on behalf of the Company or other beneficiaries pursuant to related trust agreements, in each case to the extent such arrangements are deemed beneficial to the Company;

                    (f) to enter into interest rate, basis swap, cap, floor or collar arrangements or other hedging arrangements and management and administrative agreements in connection with the foregoing activities;

                    (g) to own equity interests in other limited liability
               companies or partnerships whose purposes are substantially restricted to those described in clauses (a) through (f) above;

                    (h) to borrow money other than pursuant to clause (a)
               above, but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (a) through (g) above;

                    (i) to sue and be sued, complain and defend, and
               participate in administrative or other proceedings, in its name;

                    (j) to employ and otherwise engage employees and agents of the Company (who may be designated as Officers with titles), and define their duties and fix their compensation;

                    (k) to indemnify any Person in accordance with the
               Delaware Act;

                    (l) to negotiate, enter into, renegotiate, extend, renew,
               terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                    (m) to pay, collect, compromise, litigate, arbitrate or
               otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                    (n) to engage in any lawful act or activity and to
               exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are necessary, convenient or incidental to the accomplishment of the purpose of the Company.

               Section 3.2 Powers. Subject to Section 6.9, the Company, and the Board of Directors, and any Officers and any Manager, acting singly, on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section
3.1 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.


                                  ARTICLE IV

                         CAPITAL CONTRIBUTIONS, UNITS,
                         CAPITAL ACCOUNTS AND ADVANCES

               Section 4.1 Capital Contributions.

                         (i) The records of the Company shall reflect the cash
               or property that each Unit Holder has contributed or is deemed to have contributed to the capital of the Company and the agreed value of such Capital Contributions.

                         (ii) No Unit Holder shall be required to make any
               additional capital contribution to the Company. However, a Unit Holder may make additional capital contributions to the Company upon approval by a Majority Vote of the Members.

              Section 4.2 Units. A Unit Holder's limited liability company interest in the Company shall be represented by the "Unit" or "Units" held by such Unit Holder. Each Unit Holder's respective Units shall be set forth on Schedule A attached hereto. Each Unit Holder hereby agrees that its limited liability company interest in the Company and in its Units shall for all purposes be personal property. A Unit Holder has no interest in specific Company property.

               Section 4.3 Status of Capital Contributions.

                         (i) Except as otherwise provided in this Agreement,
               the amount of a Unit Holder's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of all Members. Any such returns of Capital Contributions shall be made to all Unit Holders in proportion to the number of Units then held by each Unit Holder. Notwithstanding the foregoing, no return of a Unit Holder's Capital Contributions shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Unit Holder shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

                         (ii) No Unit Holder shall receive any interest,
               salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Unit Holder, except as otherwise specifically provided in this Agreement.

                         (iii) Except as otherwise provided herein and by
               applicable state law, the Members shall be liable only to make their capital contributions pursuant to Section 4.1 hereof, and no Member or Assignee shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Unit Holder shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.

               Section 4.4 Capital Accounts.

                    (a) An individual Capital Account shall be established
               and maintained for each Unit Holder in accordance with the following provisions:

                         (i) to such Unit Holder's Capital Account there shall
               be credited such Unit Holder's Capital Contributions, such Unit Holder's distributive share of Profits and the amount of any Company liabilities that are assumed by such Unit Holder or that are secured by any Company assets distributed to such Unit Holder; and

                         (ii) to such Unit Holder's Capital Account there
               shall be debited the amount of cash and the fair market value of any Company assets distributed to such Unit Holder pursuant to any provision of this Agreement, such Unit Holder's distributive share of Losses and the amount of any liabilities of such Unit Holder that are assumed by the Company or that are secured by any property contributed by such Unit Holder to the Company.

                    (b) Upon any transfer of a Unit Holder's interest in the
               Company, the transferee shall succeed to the allocable portion of the transferor's Capital Account.

               Section 4.5 Advances. If any Unit Holder shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Unit Holder and shall be repaid to it by the Company with interest at a rate equal to the lesser of (i) the applicable federal rate under Section 1274(d) of the Code and (ii) the maximum rate permitted by applicable law, and upon such other terms and conditions as shall be mutually determined by such Unit Holder and a Manager. Any such advance shall be payable and collectible only out of

Company assets, and the other Unit Holders shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.


                                   ARTICLE V

                        MEMBERS AND MEETINGS OF MEMBERS

               Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall also have the power to authorize the Board, by Majority Vote, to possess and exercise any right or power not already vested in the Board pursuant to Section 6.1 or any other provision of this Agreement. In addition to the foregoing, the Members have the power to exercise any and all other rights or powers of the Company and do all lawful acts and things as are not by the Delaware Act or this Agreement directed or required to be exercised or done by the Board. Except as provided herein, the Members shall have no power to bind the Company.

               Section 5.2 Reimbursements. The Company shall reimburse the Members for all ordinary and necessary out of pocket expenses incurred by the Members on behalf of the Company.

               Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

               Section 5.4 Meetings of the Members.

                         (i) Meetings of the Members may be called at any time
               by any Member. Notice of any meeting shall be given to all Members not less than two (2) days nor more than thirty (30) days prior to the date of such meeting. Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact.

                         (ii) The Members shall establish all other provisions
               relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                         (iii) The Company may take any action contemplated by
               this Agreement as approved by the unanimous written consent of the Members.


                                  ARTICLE VI

                           MANAGEMENT OF THE COMPANY

               Section 6.1 Board of Directors. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors. Except as provided herein, it is intended that this grant of authority shall authorize the Board of Directors to function in all matters not otherwise reserved to the Members as if the Company were a corporation formed under the Delaware General Corporation Law and the Board were the Board of Directors of such corporation. Subject to Sections 6.9 and 6.10, the Members from time to time shall determine the number of Directors to constitute the Board, provided that thereafter the authorized number of Directors may be increased by the Members or the Board and decreased by the Members. Each Director elected shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation or removal. Directors need not be Members. Subject to Sections 6.9 and 6.10, vacancies, except vacancies caused by removal pursuant to Section 6.7 of this Article VI, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next election of Directors and until their successors are duly elected and shall qualify, unless sooner displaced.

               Section 6.2 Meetings of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chief Executive Officer or President on one (1) day notice to each Director, either personally, by telephone, by mail, by facsimile, by electronic mail or by any other means of communication; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one or more of the Directors. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the persons attend a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business to be transacted at, or the purpose of, any regular or special meeting of the Members, Directors or a committee of Directors need be specified in any written waiver of notice.

               Section 6.3 Quorum and Acts of the Board. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the

Board of Directors, except as may be otherwise specifically provided by this Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such written actions of the Board will be effective on the date such acts are approved or such earlier or later date as the Board may designate, except as may be designated or required by applicable law.

               Section 6.4 Electronic Communications. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               Section 6.5 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               Any such committee, to the extent provided in the resolution of the Board of Directors, and subject to Sections 6.9 and 6.10, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but no such committee shall have the power and authority to declare a distribution, unless the resolution of the Board designating such committee expressly so provides. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

               Section 6.6 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

               Section 6.7 Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of Units entitled to vote at an election of Directors. Any vacancy caused by any such removal may be filled by action of the Members.

               Section 6.8 Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purposes of the Company's business, and the actions of the Directors taken in accordance with this Agreement shall bind the Company.

               Section 6.9 Limitations on the Company's Activities.

                    (a) This Section is being adopted in order to comply with
               certain provisions required in order to qualify the Company as a "special purpose" entity.

                    (b) The Members shall not, so long as any Obligation is
               outstanding, amend, alter, change or repeal the definition of "Independent Director", or Sections 3.1, 3.2, 6.1, 6.9, 6.10, 14.1, 14.2, 14.5, 16.1, 16.2 and 16.3 of this Agreement without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section, the Members and the Board are reserved the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Article XVI.

                    (c) Notwithstanding any other provision of this Agreement
               and any provision of law that otherwise so empowers the Company, the Members, the Board, any Officer, any Manager, or any other Person, neither the Members nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including all Independent Directors), to take any Material Action.

                    (d) The Board and the Members shall cause the Company to
               do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such existence, right or franchise if: (i) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (ii) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

                              (1) maintain its own separate books and records
                    and bank accounts;

                              (2) at all times hold itself out to the public
                    and all other Persons as a legal entity separate from the Members and any other Person;

                              (3) have a Board of Directors separate from that
                    of the Members and any other Person;

                              (4) file its own tax returns, if any, as may be
                    required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                              (5) except as contemplated by the Basic
                    Documents, not commingle its assets with assets of any other Person;

                              (6) conduct its business in its own name and
                    strictly comply with all organizational formalities to maintain its separate existence;

                              (7) maintain separate financial statements;

                              (8) pay its own liabilities;

                              (9) maintain an arm's length relationship with
                    its Affiliates and the Members;

                              (10) pay the salaries of its own employees, if
                    any;

                              (11) not hold out its credit or assets as being
                    available to satisfy the obligations of others;

                              (12) allocate fairly and reasonably any overhead
                    for shared office space;

                              (13) use separate stationery, invoices and
                    checks;

                              (14) except as contemplated by the Basic
                    Documents, not pledge its assets for the benefit of any other Person;

                              (15) correct any known misunderstanding
                    regarding its separate identity;

                              (16) maintain adequate capital in light of its
                    contemplated business purpose, transactions and liabilities;

                              (17) cause its Board of Directors to meet at
                    least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                              (18) not acquire any securities of the Members
                    except to the extent permitted by the Basic Documents; and

                              (19) cause the Directors, Officers, agents and
                    other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company;

failure of the Company, or the Members or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Directors.

                    (e) So long as any Obligation is outstanding, the Board
               shall not cause or permit the Company to:

                              (1) except as contemplated by the Basic
                    Documents, guarantee any obligation of any Person, including any Affiliate;

                              (2) engage, directly or indirectly, in any
                    business other than the actions required or permitted to be performed under Section 3.1, the Basic Documents or this Section;

                              (3) incur, create or assume any indebtedness
                    other than as expressly permitted under the Basic
                    Documents;

                              (4) make or permit to remain outstanding any
                    loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

                              (5) to the fullest extent permitted by law,
                    engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

                              (6) form, acquire or hold any subsidiary
                    (whether corporate, partnership, limited liability company or other).

               Section 6.10 Independent Director. As long as any Obligation is outstanding, the Members shall cause the Company at all times to have at least one Independent Director who will be appointed by the Members. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 6.9. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have accepted his or her appointment as an Independent Director by a written instrument. In the event of a vacancy in the position of Independent Director, the Members shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section, in exercising their rights and performing their duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.


                                  ARTICLE VII

                                   OFFICERS

               Section 7.1 Officers. The Officers of the Company shall be chosen by the Board of Directors and shall include a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose a Chief Executive Officer, one or more Vice Presidents including Executive, Senior and Assistant Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. A person elected or appointed to be an Officer is by such election or appointment designated a Manager by the Members for purposes of the Delaware Act. Any number of offices may be held by the same person. The Board of Directors may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board of Directors. The Officers of the Company shall hold office until their successors are chosen and qualify. Officers need not be Members. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

               Section 7.2 Chief Executive Officer. The Chief Executive Officer, if any, shall preside at all meetings of the Members and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may execute bonds, mortgages, leases and other contracts, except where required by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Company.

               Section 7.3 The President. The President shall have general and active management of the business of the Company and, if the President is not the Chief Executive Officer, shall report to the Chief Executive Officer. The President may execute bonds, mortgages, leases and other contracts, except where required by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Company.

               Section 7.4 The Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               Section 7.5 The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Members and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose, may certify as necessary the accuracy and completeness of such records and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision the Secretary shall be. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               Section 7.6 The Chief Financial Officer, the Treasurer and Assistant Treasurer. The Chief Financial Officer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the

Company in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the Chief Financial Officer's transactions and of the financial condition of the Company. The Treasurer and Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's inability to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               Section 7.7 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of any Officer taken in accordance with this Agreement shall bind the Company.

               Section 7.8 Third Party Reliance. Any person dealing with the Company or any Member, Director or Officer in connection with the business of the Company, may rely upon a certificate signed by a Secretary or Assistant Secretary of the Company as to:

                         (i) the identity of a Member, Director or Officer of
               the Company;

                         (ii) the existence or non-existence of any fact or
               facts that constitute a condition precedent to acts by the Board of Directors, the Members or the Officers or in any matter related to the affairs of the Company;

                         (iii) the Persons who are authorized to execute and
               deliver any instrument or document of, or on behalf of, the Company; or

                         (iv) any act or failure to act by the Company or as
               to any other matter whatsoever involving the Company, or any Member, Director or Officer.


                                 ARTICLE VIII

                                  ALLOCATIONS

               Section 8.1 Profits and Losses. Subject to the allocation rules of Section 8.2 hereof, Profits and Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to the number of Units held by each Unit Holder.

               Section 8.2 Allocation Rules.

                         (i) If Members are admitted to the Company pursuant
               to this Agreement on different dates, the Profits or Losses allocated to the Unit Holders for each Fiscal Year during which Members are so admitted shall be allocated among the Unit Holders in proportion to the number of Units each holds from time to time during such Fiscal Year in accordance with ss.706 of the Code, using any convention permitted by law and selected by the Treasurer, unless another allocation is authorized by the Board.

                         (ii) For purposes of determining the Profits, Losses
               or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Treasurer using any method that is permissible under ss.706 of the Code and the Treasury Regulations thereunder.

                         (iii) Except as otherwise provided in this Agreement,
               all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits and Losses for the Fiscal Year in question.

                         (iv) The Members are aware of the income tax
               consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

               Section 8.3 Tax Allocations: Section 704(c) of the Code. In accordance with ss.704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value.


                                  ARTICLE IX

                                 DISTRIBUTIONS

               Section 9.1 Net Cash Flow. Except as otherwise provided in
Article XIV hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow during any Fiscal Year shall be made to the Unit Holders in proportion to the number of Units held by each Unit Holder.

               Section 9.2 Distribution Rules.

                         (i) All distributions pursuant to Section 9.1 hereof
               shall be at such times and in such amounts as shall be determined by the Board; provided, however, that the Board shall use its best efforts to cause the Company to distribute to the Unit Holders an amount of Net Cash Flow as shall be sufficient to enable the Unit Holders to fund their federal and state income tax liabilities attributable to their respective distributive shares of the taxable income of the Company.

                         (ii) All amounts withheld pursuant to the Code or any
               provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts distributed to the Unit Holders pursuant to this Article IX for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Unit Holders with respect to which such amounts were withheld.

               Section 9.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Unit Holder on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.


                                   ARTICLE X

                               BOOKS AND RECORDS

               Section 10.1 Books, Records and Financial Statements.

                         (i) At all times during the continuance of the
               Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year under the direction of the Chief Financial Officer or Treasurer, or if required by the Board, by a firm of independent certified public accountants selected by the Board. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds. Notwithstanding any other provisions of this Agreement, the Board of Directors shall have the right to keep confidential from the Members, for such period of time as the Board deems reasonable, any information which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believes is not in the best interests of the Company or could damage the Company or its business or which the Company is required by law or by Agreement with a third party to keep confidential.

                         (ii) The Company shall prepare and maintain, or cause
               to be prepared and maintained, the books of account of the Company and the following documents shall be transmitted by a Manager to each Member at the times hereinafter set forth.

                                   (a) Within three (3) months after the close
                    of each Fiscal Year, the following financial statements, examined under the direction of the Chief Financial Officer or Treasurer, or if required by the Board, examined by and certified to by the independent certified public accountants referred to in Subsection (i) of this
                    Section 10.1:

                                        (1) balance sheet of the Company as of
                         the beginning and close of such Fiscal Year;

                                        (2) statement of Company Profits and
                         Losses for such Fiscal Year; and

                                        (3) statement of such Member's Capital
                         Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

                                   (b) Within three (3) months after the close
                    of each Fiscal Year, the following documents:

                                        (1) a statement indicating such
                         Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes; and

                                        (2) a copy of each income tax return,
                         federal or state, filed by the Company for such Fiscal Year.

               Section 10.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.


                                  ARTICLE XI

                  LIABILITY, EXCULPATION AND INDEMNIFICATION

               Section 11.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

               Section 11.2 Exculpation.

                         (i) No Covered Person shall be liable to the Company
               or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                         (ii) A Covered Person shall be fully protected in
               relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

               Section 11.3 Fiduciary Duty.

                         (i) To the extent that, at law or in equity, a
               Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                         (ii) Unless otherwise expressly provided herein, (a)
               whenever a conflict of interest exists or arises between Covered Persons, or (b) whenever this Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

               Section 11.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

               Section 11.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 11.4 hereof.

               Section 11.6 Outside Businesses. Except as otherwise provided in any employment agreement or other agreement any Member, Director, Officer, Manager or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Members, Directors, Officers and Managers shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as otherwise provided in any employment agreement or other agreement, no Member, Director, Officer, Manager or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Director, Officer, Manager or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.


                                  ARTICLE XII

                         ADDITIONAL MEMBERS AND UNITS

               Section 12.1 Additional Units. If approved by Majority Vote, the Company is authorized to raise additional capital by offering and selling, or causing to be offered and sold, additional limited liability company interests in the Company ("Additional Units") to any Person in such amounts and on such terms as the Members may determine. Each Person who subscribes for any of the Additional Units shall be admitted as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members") at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on Schedule A hereto. The legal fees and expenses associated with such admission shall be borne by the Company.

                                 ARTICLE XIII

                     ASSIGNABILITY AND SUBSTITUTE MEMBERS

               Section 13.1 Assignability of Units.

                         (i) A Member may assign the whole or any part of its
               Units or other interests in the Company to an Affiliate in such Member's sole discretion and without the prior consent of the Board of Directors. Any such assignment shall, nevertheless, not entitle the assignee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member, other than the right to receive distributions, to which the assigning Member would be entitled, unless the assigning Member designates, in a written instrument, its assignee to become a Substitute Member. Such written instrument or Substitute Member designation does not require the approval or prior consent of the Board.

                         (ii) No Member may assign the whole or any part of
               its Units or other interests in the Company to any Person who is not an Affiliate without the prior consent of the Board, which consent may be given or withheld in the sole and absolute discretion of the Board. If the prior consent of the Board is obtained for any such assignment, such assignment shall, nevertheless, not entitle the assignee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member, other than the right to receive distributions to which the assigning Member would be entitled, unless the assigning Member designates, in a written instrument delivered to the Board or otherwise to the satisfaction of the Board, its assignee to become a Substitute Member and the Board, in its sole and absolute discretion, consents to the admission of such assignee as a Member; and provided further, that such assignee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the Board accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such assignee's admission as a Substitute Member. If a Member assigns all of its interest in the Company and the assignee of such interest is entitled to become a Substitute Member pursuant to this Section 13.1, then unless otherwise agreed, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a Member of the Company.

               Section 13.2 Recognition of Assignment by Company. No assignment, or any part thereof, that is in violation of this Article XIII shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions of

Net Cash Flow pursuant to Section 9.1 hereof with respect to such Company interest or part thereof. Neither the Company nor the nonassigning Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

               Section 13.3 Indemnification. In the case of an assignment or attempted assignment of an interest in the Company that has not received the consents required by Section 13.1 hereof, the parties engaging or attempting to engage in such assignment shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such assignment or attempted assignment and efforts to enforce the indemnity granted hereby.

               Section 13.4 Effective Date of Assignment. Any valid assignment of a Member's interest in the Company, or part thereof, pursuant to the provisions of Section 13.1 hereof shall be effective as of the close of business on the last day of the calendar month in which the Board gives its consent, if required, to such assignment (or the last day of the calendar month in which such assignment occurs, if later), unless, in the case of assignment to an Affiliate, a written instrument of the assigning Member sets forth a different effective date, or, in any case, the Board in its discretion approves a different effective date. The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Company interest (or part thereof) so assigned, to the assignee of such interest, or part thereof. As between any Member and its assignee, Profits and Losses for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under ss.706(d) of the Code and selected by the Treasurer or as otherwise permitted by the Board.


                                  ARTICLE XIV

                   DISSOLUTION, LIQUIDATION AND TERMINATION

               Section 14.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement or by the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company.

               Section 14.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                         (i) the expiration of the term of the Company, as
               provided in Section 2.3 hereof;

                         (ii) so long as no Obligation is outstanding, a
               Majority Vote of the Members;

                         (iii) the entry of a decree of judicial dissolution
               under Section 18-802 of the Delaware Act.

               Section 14.3 Notice of Dissolution. Upon the dissolution of the Company, the Person or Persons approved by a Majority Vote to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

               Section 14.4 Liquidation. Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Unit Holders shall continue to share Profits and Losses during liquidation in the same proportions, as specified in
Article VIII hereof, as before liquidation. Each Member shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of dissolution. The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                         (i) to creditors of the Company, including Unit
               Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Unit Holders; and

                         (ii) to the Unit Holders the remaining proceeds of
               liquidation in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

               Section 14.5 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Unit Holders in the manner provided for in this Article XIV, and the Certificate shall have been canceled in the manner required by the Delaware Act.

               Section 14.6 Claims of the Members. The Members and Assignees shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against the Company or any other Member or Manager.

                                  ARTICLE XV

                     APPOINTMENT OF OFFICERS AND DIRECTORS

               Section 15.1 First Officers and Directors. The Member hereby appoints as the initial Officers and Directors of this Company, the persons set forth next to their respective offices in Schedule B. According to Section
6.1 and as set forth in Schedule B, the Member hereby determines that the initial number of Directors which shall constitute the Board shall be two.


                                  ARTICLE XVI

                                  AMENDMENTS

               Section 16.1 Amendments to be Adopted Solely by the Board. The Board, without the approval of any Member may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

                         (i) a change in the name of the Company or the
               location of the principal place of business of the Company;

                         (ii) the admission, substitution, termination or
               withdrawal of Members or Assignees in accordance with this Agreement;

                         (iii) a change that is (a) of an inconsequential
               nature and does not adversely affect the Members or Assignees in any material respect; (b) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provisions herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Members or Assignees; (c) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Members or Assignees; or (d) required or contemplated by this Agreement; or

                         (iv) any other amendments similar to the foregoing.

               Section 16.2 Amendment Procedures. Except as specifically provided in Section 16.1 and 16.3, all amendments to this Agreement shall be made solely in accordance with the following requirements:

                         (i) Amendments of this Agreement may be proposed only
               by the Board or any Member;

                         (ii) If an amendment is proposed, the Board shall
               seek the written approval of the holders of the requisite number of Units or call a meeting of the Members to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by a Majority Vote, unless a greater percentage is required by this Agreement; and

                         (iii) The Board shall notify all Members upon final
               adoption of any proposed amendment.

               Section 16.3 Amendment Restrictions. Notwithstanding the provisions of Section 16.1 and 16.2, no amendment to this Agreement shall be valid without a unanimous vote of the Members if such amendment would (i) materially and adversely affect the liability of the Members, (ii) have an effect on the provisions that allocate distributions and profits and losses or on the voting rights of the Members that is materially adverse to the Members unless such materially and adversely affected Members consent in writing to such amendment, or (iii) cause the Company to be treated as an association taxable as a corporation for federal income tax purposes.


                                 ARTICLE XVII

                                 MISCELLANEOUS

               Section 17.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail as follows:

                         (i) if given to the Company, in care of the President
               at the Company's mailing address set forth on Schedule A attached hereto;

                         (ii) if given to a Director, at such Director's
               mailing address as provided to the Company; or

                         (iii) if given to any Member, at the address set
               forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

               All such notices shall be deemed to have been given when received. Whenever any notice is required to be given under this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

               Section 17.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

               Section 17.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

               Section 17.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

               Section 17.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

               Section 17.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

               Section 17.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

               Section 17.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

               Section 17.9 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

               IN WITNESS WHEREOF, the Members hereto have executed this Agreement as of the date first above stated.




                                         MEMBER:


                                         WELLS FARGO & COMPANY


                                         By
                                            -------------------------------

                                               Its Senior Vice President
                                                   ---------------------


                                         AND



                                         By
                                            -------------------------------

                                               Its Assistant Secretary
                                                   -------------------


                                  SCHEDULE A

COMPANY

Name                                                       Mailing Address
----                                                       ---------------
Wells Fargo Student Loans Receivables IV, LLC              MAC #N9305-173
                                                           Sixth & Marquette
                                                           Minneapolis, MN 55479
                                                           Attn: Secretary

                                                                                                    Number
Name                                                       Mailing  Address                        of Units
---                                                        ----------------                        --------

MEMBERS

Wells Fargo & Company                                      MAC #N9305-173                              5
                                                           Sixth & Marquette
                                                           Minneapolis, MN 55479
                                                           Attn:  Corporate Secretary




                                   SCHEDULE B

                        INITIAL OFFICERS AND DIRECTORS OF
                  WELLS FARGO STUDENT LOANS RECEIVABLES IV, LLC


OFFICERS (MANAGERS)

Jon A. Veenis                President and Chief Executive Officer
Glen W. Herrick              Senior Vice President and Chief Financial Officer
Heidi M. Dzieweczynski       Vice President
Michael E. Newburg           Vice President
Mary E. Schaffner            Secretary
Margaret M. Weber            Assistant Secretary
Diana L. Lea-Kahle           Assistant Secretary


DIRECTORS

Jon A. Veenis
Glen W. Herrick